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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-82396) of Accredo Health, Incorporated of our report dated August 7, 2001, with respect to the consolidated financial statements and schedule of Accredo Health, Incorporated, for the year ended June 30, 2001, included in its Form 10-K/A filed with the Securities and Exchange Commission.

We consent to the use of our report dated February 8, 2002, with respect to the financial statements and schedule of Specialty Pharmaceutical Services, a division of Gentiva Health Services, Inc., in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-82396) of Accredo Health, Incorporated.

We also consent to the reference to our firm in Amendment No. 3 to the Registration Statement under the caption "Experts."


                                       /s/ Ernst & Young LLP

Memphis, Tennessee
May 9, 2002